UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 30, 2016

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-03492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East Houston, Texas	77032
(Address of Principal Executive Offices)	(Zip Code)

(281) 871-2699
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The information set forth in Item 1.02 of this Form 8-K is incorporated by reference herein.

Item 1.02.  Termination of a Material Definitive Agreement.

As previously disclosed, on November 16, 2014, Halliburton Company, a Delaware corporation (the "Company"), Baker Hughes Incorporated, a Delaware corporation ("Baker Hughes"), and Red Tiger LLC, a Delaware limited liability company and direct, wholly owned subsidiary of the Company ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), which contemplated that Baker Hughes would be merged with and into Merger Sub, with Merger Sub surviving the merger as a wholly owned subsidiary of the Company. On April 30, 2016, the Company and Baker Hughes entered into a Termination Agreement, dated as of April 30, 2016 (the "Termination Agreement"), under which the parties agreed to terminate the Merger Agreement. Pursuant to the Termination Agreement, the parties agreed that the Company will pay Baker Hughes a termination fee of $3.5 billion as required by the Merger Agreement.

The foregoing description of the Termination Agreement is not complete and is subject to and qualified in its entirety by reference to the Termination Agreement, a copy of which is filed as Exhibit 10.1 hereto.

Item 2.04.  Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Pursuant to the indenture governing the $7.5 billion in aggregate principal amount of senior unsecured notes issued by the Company on November 13, 2015, the Company is required, due to the termination of the Merger Agreement, to redeem all $1.25 billion aggregate principal amount of its 2.700% Senior Notes due 2020 and all $1.25 billion aggregate principal amount of its 3.375% Senior Notes due 2022. The redemption price for each series of notes subject to redemption will be 101% of the aggregate principal amount of such series of notes, plus accrued and unpaid interest to, but not including, the date of redemption. Pursuant to the terms of the indenture governing such notes, the Company must provide notice of the special mandatory redemption to the trustee within five business days of the date of the Termination Agreement, which notice was delivered on May 2, 2016, and must deliver a notice of redemption to holders of the notes within five business days thereafter. The date of redemption, which must be within 30 days of the date the notice of redemption is delivered to holders of the notes, will be set forth in such notice of redemption.

Item 9.01.  Financial Statements and Exhibits.

(d)          Exhibits.

10.1	Termination Agreement, dated as of April 30, 2016, between the Company and Baker Hughes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: May 4, 2016	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary

EXHIBIT INDEX

EXHIBIT
NUMBER EXHIBIT DESCRIPTION

10.1	Termination Agreement, dated as of April 30, 2016, between the Company and Baker Hughes.

4